TAX ALLOCATION AGREEMENT By and Between ALLEGHENY ENERGY, INC. and its Subsidiaries Dated as of January 1, 2001

AGREEMENT dated as of January 1, 2001, among ALLEGHENY ENERGY, INC. (hereinafter called the 'Parent Company') and the other undersigned companies (hereinafter called the 'Subsidiary Companies'), collectively referred to hereinafter as 'the parties.'

     WHEREAS, the Parent Company, by its corporate predecessor, Allegheny Power System, Inc., and its subsidiaries were parties to an agreement dated June 13, 1963 (the 'Original Agreement'), concerning the allocation of Federal income tax liabilities among them as a consolidated group; and

WHEREAS, changes had been made in the Public Utility Holding Company Act of 1935 and regulations promulgated thereunder since 1963 which affected the content of the Original Agreement; and
WHEREAS, an agreement superseding the Original Agreement and dated as of November 3, 1993 ('the 1993 Agreement'), incorporated the said changes in the law and regulations; and
WHEREAS, the parties thereafter wished to revise the 1993 Agreement, and, therefore, executed a new agreement dated as of December 1, 1994 ('the 1994 Agreement'), superseding the 1993 Agreement; and
WHEREAS, the Securities and Exchange Commission ('SEC') upon audit recommended a change to the 1994 Agreement;

     WHEREAS, the parties hereto did not by execution of the 1993 Agreement or the 1994 Agreement and do not now intend to change the methods currently used for allocation of federal tax liabilities, but merely wish in their agreement to reflect the change recommended by the SEC; and

WHEREAS, the parties wish to include allocation of West Virginia Corporate Net Income Tax liabilities in this agreement;
NOW, THEREFORE, the parties hereto hereby mutually agree that:

     1.     The Parent Company shall continue to make and file on behalf of itself and the Subsidiary Companies a consolidated Federal income tax return and a consolidated West Virginia Corporate Net Income Tax return for each year for which such a return is required by law to be filed.

     2.     The consolidated Federal income tax liability and the consolidated West Virginia Corporate Net Income Tax liability of the parties hereto for each year for which such a return is so filed shall be allocated among such parties as follows:

          A.     The amount of such liability before giving effect to any credit which had been provided for in the Internal Revenue Code of 1986, or in the West Virginia Corporation Net Income Tax Act, West Virginia Code 11-24-1 et seq., or any similar provision thereafter enacted shall be allocated in accordance with the method of allocation prescribed in subparagraph (a)(1) of Section 1552 of the Internal Revenue Code of 1986; provided, however, that

               (1)     the amount allocated to any Subsidiary Company shall not exceed the Federal or West Virginia income tax liability of such company for such year based upon a separate return and computed before giving effect to any such investment credit and as if such company had always filed its tax returns on a separate return basis; and

               (2)     any amount that would be allocated to a Subsidiary Company but for clause (1) of this Subsection shall be allocated among the other parties in direct proportion to the difference between (i) their respective Federal or West Virginia income tax liabilities for such year computed on a separate return basis and before giving effect to any such credit and (ii) the respective amounts allocated to them under this Subsection.

          B.     Appropriate and equitable adjustment of the allocation specified in Subsection A of this section shall be made if the sum of the separate return taxes of all the parties hereto in any taxable year differs from the consolidated taxable income or tax because of intercompany transactions excluded from the consolidated return. Appropriate and equitable adjustment of the allocation specified in Subsection A of this section shall be made to the extent that the consolidated return tax and separate return tax for any year include material items taxed at different rates or involving other special benefits or limitations.

          C.     Those parties hereto with a positive allocation in any tax year to which this agreement applies will pay the amount allocated and those Subsidiary Companies with a negative allocation will receive current payment of their corporate tax credits. If the consolidated loss is too large to be used in full in any such tax year, such payments shall be apportioned, and uncompensated benefits shall be carried over, by the Subsidiary Companies, in accordance with Subsection A of this section.

          D.     Any tax benefits accruing to the Parent Company shall be allocated among the parties hereto which are in a tax liability position. Any tax liability of the Parent Company shall be paid by the Parent Company.

          E.     The amount allocated to each party pursuant to Subsection A of this Section shall be decreased or increased by an amount equal to the portion, if any, generated by such party of any credit or negative credit used in computing the consolidated Federal or West Virginia income tax liability of the parties for such year. In the event that the portion generated by such party of any such credit exceeds the amount so allocated to such party, the excess shall be paid to such party out of the excess of the amounts to allocated to the other parties over such consolidated Federal or West Virginia income tax liability.

          F.     Allocation of the consolidated Federal or West Virginia income tax liability of the parties hereto shall conform to all pertinent respects with Section 12(b) of the Public Utility Holding Company Act of 1935 and regulations promulgated thereunder, including particularly Reg. Section 250.45(c) thereof.

     3.     This Agreement cancels and supersedes as of the date hereof the agreement dated as of December 1, 1994 and all of its amendments.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

AYP ENERGY, INC. By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY COMMUNICATIONS CONNECT, INC. By /s/ Thomas K. Henderson Title Vice President

ALLEGHENY COMMUNICATIONS CONNECT, OF PENNSYLVANIA, LLC By /s/ Thomas K. Henderson Title Vice President of Allegheny Communications Connect, Inc. - Member
ALLEGHENY COMMUNICATIONS CONNECT OF VIRGINIA, INC. By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY ENERGY, INC. By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY ENERGY MARKETS, LLC By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY ENERGY SERVICE CORPORATION By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY ENERGY SOLUTIONS, INC. By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY ENERGY SUPPLY COMPANY, LLC By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY ENERGY SUPPLY CONEMAUGH, LLC By /s/ Thomas K. Henderson Title Vice President

ALLEGHENY ENERGY SUPPLY HUNLOCK CREEK, LLC By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY ENERGY UNIT 1 AND UNIT 2, L.L.C. By /s/ James P. Garlick Title VP Projects Div.
ALLEGHENY GENERATING COMPANY By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY PITTSBURGH COAL COMPANY By /s/ Thomas K. Henderson Title Vice President
ALLEGHENY VENTURES, INC. By /s/ Thomas K. Henderson Title Vice President
MAPCOM SYSTEMS, INC. By /s/ Thomas K. Henderson Title Vice President
MONONGAHELA POWER COMPANY By /s/ Thomas K. Henderson Title Vice President
MOUNTAINEER GAS COMPANY By /s/ Thomas K. Henderson Title Vice President
MOUNTAINEER GAS SERVICES, INC. By /s/ Thomas K. Henderson Title Vice President
PE TRANSFERRING AGENT, LLC By /s/ M. P. Morrell Title President and COO
THE POTOMAC EDISON COMPANY By /s/ Thomas K. Henderson Title Vice President
WEST PENN FUNDING CORPORATION By /s/ Anthony Wilson Title Vice President
WEST PENN FUNDING LLC By /s/ Anthony Wilson Title Vice President
WEST PENN WEST VIRGINIA WATER AND POWER COMPANY By /s/ Thomas K. Henderson Title Vice President
WEST PENN POWER COMPANY By /s/ Thomas K. Henderson Title Vice President
WEST PENN TRANSFERRING AGENT LLC By /s/ M. P. Morrell Title President and COO
WEST VIRGINIA POWER AND TRANSMISSION COMPANY By /s/ Thomas K. Henderson Title Vice President